UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 29, 2007

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD		21075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Pursuant to its share repurchase program, GP Strategies Corporation (“the Company”) repurchased a total of 277,500 shares of its common stock in the open market for a weighted average price of $8.96 per share from November 29, 2007 through December 3, 2007. Subsequent to these repurchases, approximately $1.9 million remains available for future repurchases by the Company under the additional $5.0 million share repurchase program authorized by its Board of Directors in August 2007.  The Company evaluates from time to time whether it is advisable to purchase additional shares under its share repurchase program based upon market price of its common stock, cash available for purchases and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 4, 2007	/s/ Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary